Exhibit 23(a)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated November 13, 1998 with respect to the consolidated financial statements of Xceed Inc. included in the Company's Annual Report on Form 10-K for the year ended August 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.



                                      /s/ Holtz Rubenstein & Co., LLP
                                      HOLTZ RUBENSTEIN & CO., LLP


Melville, New York
August 18, 1999